UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2012

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Acquisition and Related Merger Agreement

On May 18, 2012, Ultra Clean Holdings, Inc. (“Ultra Clean”), Element Merger Subsidiary, LLC, a wholly-owned subsidiary of Ultra Clean (“Merger Subsidiary”), AIT Holding Company LLC (“AIT”), and American Integration Technologies, LLC (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Ultra Clean. To acquire the Company, Ultra Clean will (i) pay approximately $74.4 million in cash (the “Cash Consideration”), subject to certain adjustments as provided in the Merger Agreement, based upon the amount of the Company’s indebtedness, cash and net working capital at the closing of the Merger, and (ii) issue 4.5 million shares of Ultra Clean’s common stock (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”).

Approximately $2.7 million of the Cash Consideration will be placed in escrow as security for post-closing adjustments to the Merger Consideration. In addition, approximately $3.2 million of the Cash Consideration and 745,920 shares of the Stock Consideration will be placed in escrow as security for AIT’s indemnification obligations during the escrow period. If post-closing adjustments exceed $2.7 million, Ultra Clean may, at its option, make an additional withdrawal from escrow for such excess up to the amount of the cash indemnity escrow, and AIT would then be required to replenish the escrow account for such additional amount.

The Merger is expected to close at the end of the second quarter of 2012, and is subject to customary regulatory approvals and closing conditions, including Ultra Clean’s receipt of debt financing for the Merger and expiration or termination of the waiting period under the Hart Scott Rodino Act.

In connection with the foregoing, Ultra Clean entered into a commitment letter (the “Commitment Letter”) with Silicon Valley Bank and U.S. Bank National Association (collectively, the “Lenders”), pursuant to which the Lenders have committed to provide senior secured credit facilities to certain affiliates of Ultra Clean as the borrowers in an aggregate amount of $80.0 million, comprised of (i) $40.0 million under a four-year term loan facility (the “Term Loan”) and (ii) $40.0 million under a four-year revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan, the “Credit Facilities”). The Credit Facilities will be used to finance a portion of the transaction contemplated by the Merger Agreement, refinance existing debt, pay fees and expenses incurred in connection with the Credit Facilities and the acquisition, and provide ongoing working capital and capital for other general corporate purposes. The Lenders’ commitment to provide the Credit Facilities is subject to a number of conditions including, without limitation, (i) the nonoccurrence of a material adverse effect on Ultra Clean, the Company and their respective subsidiaries, taken as a whole, (ii) the completion of definitive documentation mutually acceptable to Ultra Clean and the Lenders and (iii) other customary closing conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference.

Lock-Up and Standstill Agreement

In connection with the Merger Agreement, Ultra Clean, AIT, HLHZ AIT Holdings, L.L.C. (“HLHZ”) and Houlihan Lokey, Inc. (“HL” and together with HLHZ, “Houlihan”) also agreed to enter into a Lock-Up and Standstill Agreement (the “Lock-Up and Standstill Agreement”) at the closing of the Merger, pursuant to which AIT may not sell or otherwise transfer shares of Stock Consideration prior to six (6) months from the closing of the Merger (the “Initial Release Date”). The Lock-Up and Standstill Agreement will further provide that from the Initial Release Date through the date that is eighteen (18) months following the closing of the Merger, AIT may not sell or otherwise transfer, in any 90-day period, more than 25% of the number of shares of Stock Consideration received by AIT.

In addition, the Lock-Up and Standstill Agreement will provide that AIT and Houlihan, together with any fund managed by Houlihan and certain of Houlihan’s other affiliates (collectively, the “Houlihan Parties”), for a period of twenty-seven (27) months following the closing of the Merger (the “Standstill Period”), will not, whether individually or through any person acting on their behalf, or in concert with them, directly or indirectly, without Ultra Clean’s prior written consent, (i) acquire, agree to acquire, propose, seek or offer to acquire, any securities or assets of Ultra Clean or any of its subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving Ultra Clean or any of its subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote any voting securities of Ultra Clean, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Ultra Clean, except any “group” deemed to exist solely as a result of the Merger Consideration paid to AIT as part of the Merger Agreement, (v) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of Ultra Clean, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. Each of AIT and the Houlihan Parties will further agree that during the Standstill Period none of such parties (nor any person acting on behalf of or in concert with such parties) will, without the written consent of Ultra Clean, (x) request Ultra Clean or any of its representatives, directly or indirectly, to amend or waive these standstill obligations, or (y) take any action that might require Ultra Clean to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with such party. Additionally, for the duration of the Standstill Period, the Houlihan Parties shall place and maintain Ultra Clean’s securities on Houlihan’s “restricted securities” list, which securities shall be subject to Houlihan’s restricted securities policy (the “Policy”). The Houlihan Parties will agree that such Policy shall: (1) prohibit the Houlihan Parties and their managers, officers, directors, partners and other employees from acquiring, directly or indirectly, Ultra Clean securities, or makes transfers of Ultra Clean securities, for their own account; (2) be strictly enforced by the Houlihan Parties without waiver or exemption; and (3) not be amended or modified as it pertains to Ultra Clean securities.

The Houlihan Parties, as a full-service securities firm, may, from time to time, effect transactions for the account of their customers, hold positions in securities, provide investment banking and financing advice and otherwise conduct business in the ordinary course as a broker-dealer, investment adviser, block positioner or investment bank, and the Lock-Up and Standstill Agreement shall not be deemed or interpreted to prohibit, restrict, or otherwise limit such business activities.

The foregoing description of the Lock-Up and Standstill Agreement is qualified in its entirety by reference to the form of Lock-Up and Standstill Agreement, attached hereto as Exhibit 10.1.

Registration Rights Agreement

In connection with the Merger Agreement, Ultra Clean and AIT also agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the closing of the Merger. The Registration Rights Agreement will provide that, under certain circumstances and subject to the Lock-Up and Standstill Agreement, at the request of AIT or a transferee holding at least 25% of the Stock Consideration, Ultra Clean can be required (but only once) to effect a registration statement registering the securities held by AIT or such transferees at any time from the Initial Release Date through the fourth anniversary of the closing of the Merger.

In addition, if Ultra Clean proposes to register any Ultra Clean securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for Ultra Clean’s own account, AIT and certain of AIT’s permitted transferees may participate in such registration, subject to customary “cut back” limitations.

Further, subject to the Lock-Up and Standstill Agreement, Ultra Clean will be required pursuant to the Registration Rights Agreement to file with the SEC a shelf registration statement covering (1) one or more distributions of the Stock Considerations by AIT to its members and (2) the resale of the shares of Stock Consideration by AIT and/or beneficially owned by the Houlihan Parties or with respect to which the Houlihan Parties would be deemed to have beneficial ownership for purposes of determining status as an affiliate of Ultra Clean pursuant to SEC rules and regulations (the “Shelf Registration”). The number of Shares that may be resold in the Shelf Registration by the Houlihan Parties, pursuant to the foregoing subsection (2), is limited, however, to that number of shares that, following such resale, would result in the Houlihan Parties holding shares of Stock Consideration representing nine and nine-tenths percent (9.9%) or less of the number of shares of Ultra Clean common stock then issued and outstanding. Ultra Clean will be required to use its reasonable best efforts to cause a registration statement on Form S-3 covering the Shelf Registration to be declared effective under the Securities Act no later than the six-month anniversary of the date of the closing of the Merger. Ultra Clean will also be required to use its reasonable best efforts to keep the registration statement under the Shelf Registration continuously effective until the earlier of (i) the eighteen month anniversary of the date of the closing of the Merger and (ii) 90 days following such date that the number of shares of Stock Consideration beneficially owned by the Houlihan Parties is less than ten percent (10%) of the number of shares of Ultra Clean’s common stock issued and outstanding.

Ultra Clean and the stockholders selling securities under a registration statement pursuant to the Registration Rights Agreement will be required to enter into customary indemnification and contribution arrangements with respect to each such registration statement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, attached hereto as Exhibit 4.2.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in the parties’ representations and warranties are qualified by information contained in a confidential disclosure schedule that the parties provided each other in connection with the Merger Agreement. Accordingly, Ultra Clean stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Ultra Clean’s public disclosures.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 8.01	Other Events.

On May 18, 2012, Ultra Clean and AIT announced the signing of the Merger Agreement as described in Item 1.01 above. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This report includes forward-looking statements regarding the Merger and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the closing of the transaction, satisfaction of conditions to the debt financing for the acquisition and the risks that are described in Ultra Clean’s reports filed with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the year ended December 30, 2011. This report speaks only as of its date and Ultra Clean disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 18, 2012, among American Integration Technologies, LLC, AIT Holding Company LLC, Ultra Clean Holdings, Inc. and Element Merger Subsidiary, LLC.

4.1	Form of Lock-Up and Standstill Agreement among Ultra Clean Holdings, Inc., AIT Holding Company LLC, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc.

4.2	Form of Registration Rights Agreement among Ultra Clean Holdings, Inc. and AIT Holding Company LLC.

99.1	Press Release of Ultra Clean Holdings, Inc. dated May 18, 2012, announcing the Agreement and Plan of Merger

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date: May 22, 2012	By:	/s/ Kevin (Casey) Eichler
		Name:	Kevin (Casey) Eichler
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 18, 2012, among American Integration Technologies, LLC, AIT Holding Company LLC, Ultra Clean Holdings, Inc. and Element Merger Subsidiary, LLC.

4.1	Form of Lock-Up and Standstill Agreement among Ultra Clean Holdings, Inc., AIT Holding Company LLC, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc.

4.2	Form of Registration Rights Agreement among Ultra Clean Holdings, Inc. and AIT Holding Company LLC.

99.1	Press Release of Ultra Clean Holdings, Inc. dated May 18, 2012, announcing the Agreement and Plan of Merger

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.